STOCK PURCHASE AGREEMENT

                                  by and among

                         MARKETING SERVICES GROUP, INC.,

                                       and

                       CAMBRIDGE INTELLIGENCE AGENCY, INC.

                                       and

            THE SECURITYHOLDERS LISTED ON THE SIGNATURE PAGES HEREOF


                                 October 1, 1999


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                                           -iii-

                               TABLE OF CONTENTS

                                                                          Page

I.    PURCHASE AND SALE......................................................2
    ss.1.1 Terms of Purchase and Sale........................................2
    ss.1.2 Purchase Price....................................................2
    ss.1.3 Option Exchange...................................................5
    ss.1.4 Seller Agreements.................................................7

II.   REPRESENTATIONS AND WARRANTIES........................................  11
      ss.2.1 Certain Representations and Warranties of CIA and the Sellers....11
      ss.2.2 Certain Representations and Warranties of the Purchaser..........35

III.  CERTAIN COVENANTS AND AGREEMENTS......................................38
    ss.3.1 Conduct of Business of CIA.......................................38
    ss.3.2 Corporate Examinations and Investigations........................39
    ss.3.3 Additional Financial Statements..................................40
    ss.3.4 Filings and Authorizations.......................................40
    ss.3.5 Efforts to Consummate the Contemplated Transactions..............41
    ss.3.6 Negotiation with Others..........................................41
    ss.3.7 Notice of Certain Events.........................................42
    ss.3.8 Public Announcements.............................................42
    ss.3.9 Expenses.........................................................43
    ss.3.10Confidentiality..................................................43
    ss.3.11Certain Renewals.................................................44
    ss.3.12MSGI Filings.....................................................44
    ss.3.13The Roll-up......................................................45
    ss.3.14Affiliate Loans..................................................45

IV.   CONDITIONS TO CLOSING.................................................47
    ss.4.1 Conditions to the Obligations of the Parties.....................47
    ss.4.2 Conditions to the Obligations of CIA and the Sellers.............48
    ss.4.3 Conditions to the Obligations of the Purchaser...................49

V.    INDEMNIFICATION.......................................................53
    ss.5.1 Survival of Representations and Warranties.......................53
    ss.5.2 Obligation of the Sellers to Indemnify...........................54
    ss.5.3 Obligation of the Purchaser to Indemnify.........................55
    ss.5.4 Notice and Opportunity to Defend Third Party Claims..............55
    ss.5.5 Limits on Indemnification........................................57
    ss.5.6 Adjustment.......................................................58
    ss.5.7 Exclusive Remedy.................................................59

VI.   SPECIFIC PERFORMANCE; TERMINATION.....................................59
    ss.6.1 Specific Performance.............................................59
    ss.6.2 Termination......................................................59
    ss.6.3 Effect of Termination; Right to Proceed..........................61

VII.  MISCELLANEOUS.........................................................62
    ss.7.1 Notices..........................................................62
    ss.7.2 Entire Agreement.................................................63
    ss.7.3 Waivers and Amendments; Non-Contractual Remedies; Preservation
       of Remedies ........................................................ 63
    ss.7.4 Judicial Proceedings.............................................64
    ss.7.5 Binding Effect; No Assignment....................................65
    ss.7.6 Exhibits.........................................................65
    ss.7.7 Severability.....................................................65
    ss.7.8 Counterparts.....................................................66
    ss.7.9 Third Parties....................................................66
    ss.7.10Further Assurances...............................................66
    ss.7.11Provisions Regarding the Agents..................................67

VIII. DEFINITIONS...........................................................68
      ss.8.1 Definitions....................................................68
      ss.8.2 Interpretations................................................75

SCHEDULE 1.2(d).............................................................78



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                           STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is being made on this 1st day of October 1999, by and among MARKETING SERVICES GROUP, INC., a Nevada corporation (the "Purchaser" or "MSGI"), with offices at 333 Seventh Avenue, New York, New York 10001, CAMBRIDGE INTELLIGENCE AGENCY, INC., a Massachusetts corporation with offices at 95 Water Street, Williamstown, Massachusetts 01267 ("CIA") and the securityholders listed on the signature pages of this Agreement (the "Sellers") .

                             W I T N E S S E T H :
            WHEREAS, immediately prior to the Closing, the Sellers, in the aggregate, will own, beneficially and of record, all of the issued number of shares and outstanding capital stock of CIA, which shall consist of an aggregate of seventy-three thousand nine hundred thirty-six (73,936) shares of common stock, par value $.01 per share (the "CIA Pre-Conversion Common Stock"), forty thousand eighty-four (40,084) shares of Series A Convertible Preferred Stock, par value $.01 per share (the "CIA Preferred Stock"), and options and warrants to purchase an aggregate of twenty-one thousand three hundred sixty-three (21,363) shares of CIA Common Stock (the "CIA Options," and together with the CIA Pre-Conversion Common Stock and the CIA Preferred Stock, the "CIA Common Stock");


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                                            -4-
     WHEREAS, The Berkshires Capital Investors Limited Partnership, a Delaware limited partnership ("BCI") and the sole holder of the CIA Preferred Stock, has elected, pursuant to Section 7 of the Restated Articles of Organization of CIA, dated September 4, 1998, to convert the CIA Preferred Stock into forty thousand eighty-four (40,084) shares of CIA Common Stock, subject to and in connection with the Closing (as defined below);

     WHEREAS, the holders of the CIA Options ("Optionholders") acknowledge and agree that the CIA Options shall be terminated and exchanged for options to purchase an aggregate of [twenty-one thousand one hundred five (21,105)] shares of Common Stock, par value $.01 per share, of MSGI (the "MSGI Stock") and options to purchase an aggregate of two thousand nine hundred thirteen (2,913) shares of CIA Common Stock, subject to the terms and conditions set forth below; and

     WHEREAS, the Purchaser desires to acquire ninety-eight thousand four hundred seventy (98,470) shares of CIA Common Stock from the Sellers (the "CIA Shares"), and the Sellers desire to sell the CIA Shares to the Purchaser, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.    PURCHASE AND SALE.
      ss.I.1  Terms of Purchase and Sale.
            Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, and convey to the Purchaser the CIA Shares, and the Purchaser shall purchase and accept from each Seller, the CIA Shares owned by such Seller, free and clear of any Liens whatsoever.

      ss.I.2  Purchase Price.
            (a) The aggregate purchase price for the CIA Shares shall be the sum of (i) One Million Five Hundred Five Thousand ($1,505,000) Dollars minus the interest on the Loan Payment (as hereinafter defined), plus (ii) an amount equal to the product of the Average Closing Price multiplied by the number of Escrow Shares (as hereinafter defined), plus (iii) the amount of the Loan Payment including interest thereon plus (iv) the amount of the Liability Payment (as hereinafter defined) (collectively, the "Purchase Price").

            (b) On or prior to the Closing Date (as hereinafter defined), the Purchaser, the Agents (as hereinafter defined) and an escrow agent selected by the Purchaser and the Agents ("Escrow Agent") will execute and deliver an escrow agreement ("Escrow Agreement") substantially in the form of Exhibit 1.2(b) hereto pursuant to which the Purchaser will deliver to the Escrow Agent the number of shares of MSGI Stock with an aggregate value of One Hundred Thousand ($100,000) Dollars (valued at the Average Closing Price, free and clear of all commissions, obligations, transaction fees or stamp taxes) rounded to the nearest number of whole shares of MSGI Stock (the "Escrow Shares"), which will provide a non-exclusive source for a period of 18 months following the Closing for the payment of any Losses for which the Purchaser may be entitled to indemnification as and to the extent provided in Article V.

            (c) The Purchase Price is payable as follows:

(i) at the Closing, the Purchaser shall deliver the Escrow Shares to the Escrow Agent;


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                  (ii) at the Closing, the Purchaser will deliver to the holders of the Affiliate Loans (as hereinafter defined) a number of shares of MSGI Stock equal to the Loan Payment (as hereinafter defined);

                  (iii) at the Closing, the Purchaser shall either pay, discharge or assume up to Forty-Five Thousand ($45,000.00) Dollars of the Liabilities of the Sellers listed on Exhibit 1.2(c) hereof at the amounts specified therein (the "Liability Payment");

                  (iv) at the Closing, the Purchaser will deliver to the Sellers a number of shares of MSGI Stock and MSGI Options (as hereinafter defined) (the "Net Proceeds") equal to the Purchase Price minus the amounts paid by Buyer pursuant to clauses (i) and (ii) above (valued at the Average Closing Price) and
(iii) above; and

                  (v) the Net Proceeds shall be allocated to the Sellers in accordance with each Seller's Percentage Share (as hereinafter defined).


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            (d) Schedule  1.2(d) hereto shall set forth (i) the name and amounts of each securityholder of CIA prior to the transactions  contemplated hereunder,
(ii) the number of CIA Shares to be sold to the Purchaser hereunder, (iii) the percentage share (the "Percentage Share") of each Seller in the Net Proceeds of each stockholder of CIA, (iv) the number of shares of MSGI Stock to be issued to the Sellers hereunder, (v) the number of CIA Options to be exchanged hereunder,
(vi) the percentage share (the "MSGI Options Percentage Share") of each Seller in the MSGI Options (as hereinafter defined), (vii) the number of New CIA Options (as hereinafter defined) to be granted hereunder, (viii) the number of MSGI Options to be granted hereunder, (ix) the vesting start date and rate of vesting for each optionholder and (x) the name of each Seller who is not an "accredited investor" (a "Nonaccredited Stockholder") as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Shares of MSGI Stock delivered at the Closing in payment of Net Proceeds (the "Transaction Shares") will be valued at the Average Closing Price, free and clear of all commissions, obligations or transaction fees or stamps. No fractional shares of MSGI Stock will be issued, and the number of Transaction Shares issuable to any Seller shall be rounded down to the nearest number of whole shares of MSGI Stock. The Transaction Shares shall be subject to substantially the same terms and conditions as such Seller's CIA Shares, including any restrictions thereunder as set forth in Schedule 1.2(d), as evidenced by a Restricted Stock Agreement in substantially the form attached hereto as Exhibit 1.2(d). The parties acknowledge and agree that the Transaction Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act provided in Section 4(2) thereof and constitute restricted securities within the meaning of the Securities Act. The Sellers may not transfer the Transaction Shares absent compliance with the provisions of the Securities Act and applicable state securities laws and all stock certificates evidencing the Transaction Shares will bear a legend to such effect. Notwithstanding the foregoing, if (i) the number of Nonaccredited Stockholders shall exceed 35 or (ii) the Purchaser's counsel shall otherwise determine that the issuance of Transaction Shares to all of the Sellers as contemplated herein shall not be exempt from registration under the Securities Act, at the Closing the Purchaser may deliver immediately available funds, in lieu of Transaction Shares, in respect of the Percentage Share of the Net Proceeds of that number of Nonaccredited Shareholders as shall be necessary in order to permit the Purchaser's counsel to deliver at the Closing the opinion provided for in Exhibit 4.2B with respect to compliance with the Securities Act of the Contemplated Transactions. In that event, the Nonaccredited Stockholders who will receive cash in lieu of Transaction Shares shall be selected on the basis that the Nonaccredited Stockholders with the smallest Percentage Share will be selected first.

      ss.I.3  Option Exchange.

            (a) Terms of Option Exchange. At the Closing, each of the Optionholders hereby agrees to surrender for termination and cancellation all CIA Options held by him and, in exchange therefor, (1) the Purchaser shall issue to such Optionholder new stock options ("MSGI Options") to provide for the right to purchase, at a per share exercise price of $1.54 and with a vesting start date and rate of vesting as provided with respect to such Optionholder on
Schedule 1.2(d), the number of shares of MSGI Stock set forth opposite the name of such Optionholder on Schedule 1.2(d) attached hereto, which shall be subject to the terms and conditions set forth in stock option agreements to be entered into by such Optionholder and the Purchaser ("MSGI Option Agreements") in substantially the form attached hereto as Exhibit 1.3A (the "MSGI Option Exchange"), and (2) CIA shall issue to such Optionholder new stock options ("New CIA Options") to provide for the right to purchase, at a per share exercise price of $2.03 and with a vesting start date and rate of vesting as provided with respect to such Optionholder on Schedule 1.2(d), the number of shares of CIA Common Stock set forth opposite the name of such Optionholder on Schedule 1.2(d) attached hereto, subject to the terms and conditions set forth in stock option agreements to be entered into by such Optionholder and CIA ("New CIA Option Agreements"), in substantially the form attached hereto as Exhibit 1.3B (the "New CIA Option Exchange," together with the MSGI Option Exchange, the "Option Exchange"). After the completion of the Option Exchange as provided herein, all rights held by the Optionholders under their respective CIA Options shall be deemed terminated and the CIA Options shall have no further force or effect.
                  (i) MSGI Options. MSGI hereby agrees that the MSGI Options shall be granted to the Optionholders under the Marketing Services Group, Inc. 1999 Incentive and Nonqualified Stock Option Plan (the "MSGI Stock Plan") and that the shares of MSGI Stock issuable upon exercise of the MSGI Options (the "MSGI Option Shares") shall be subject to MSGI's registration statement on Form S-8 filed with the Securities and Exchange Commission on July 9, 1999 covering the MSGI Stock Plan. The MSGI Options shall be subject to substantially the same terms and conditions set forth in the respective option agreements governing the CIA Options.
                  (ii) New CIA Options. The New CIA Options shall be subject to annual vesting in four equal installments commencing on the first anniversary of the "Vesting Start Date" set forth opposite the name of each Optionholder on
Schedule 1.2(d) attached hereto, the terms and conditions of which shall be as set forth in the applicable New CIA Option Agreements.
            (b) Exchange Procedures. On the date hereof, each Optionholder shall surrender the applicable written agreements, if any, pursuant to which his CIA Options were granted by CIA, to CIA for termination and cancellation, whereupon
(i) the Purchaser shall grant an MSGI Option pursuant to a MSGI Option Agreement to be executed and delivered by each of the Purchaser and such Optionholder and
(ii) CIA shall grant a New CIA Option pursuant to a New CIA Option Agreement to be executed and delivered by each of CIA and such Optionholder.

      ss.I.4  Seller Agreements.
            (a) CIA, J. Scott Hamilton, Eyal Rimmon and Jean Cazes each agrees that the Agreement, dated as of September 8, 1998, by and among CIA, J. Scott Hamilton, Eyal Rimmon, and Jean Cazes, is hereby amended effective as of the Closing Date by deleting in its entirety paragraph 3 thereof (relating to preemptive rights), such paragraph to have no further force or effect from and after the Closing Date, and each of the parties thereto release each other and each of its affiliates and successors from any and all obligations and claims arising thereunder.
            (b) CIA, BCI and J. Scott Hamilton each agrees that the Convertible Preferred Stock Purchase Agreement, dated as of September 8, 1998, by and among CIA, BCI and J. Scott Hamilton, is hereby terminated in its entirety effective as of the Closing Date and shall have no further force or effect from and after the Closing Date and each of the parties thereto release each other and each of its affiliates and successors from any and all obligations and claims arising thereunder.
            (c) CIA and BCI each agrees that the Registration Rights Agreement, dated as of September 8, 1998, by and between CIA and BCI is hereby terminated in its entirety and shall have no further force or effect from and after the Closing Date and each of the parties thereto release each other and each of its affiliates and successors from any and all obligations and claims arising thereunder.

            (d) BCI hereby gives notice to CIA that it elects to convert 40,084 shares of Series A Convertible Preferred Stock, par value $.01 per share, of CIA ("CIA Preferred Stock") into the same number of shares of CIA Common Stock effective as of the Closing Date. In connection therewith, BCI hereby (i) consents to the transactions contemplated hereby, (ii) waives any and all rights conferred to it as a holder of CIA Preferred Stock, (iii) agrees to forfeit its rights, if any, to any and all accrued but unpaid dividends on the CIA Preferred Stock, (iv) agrees to release CIA and each of its affiliates and successors from any and all obligations and claims arising under any agreements between CIA and BCI existing prior to the date hereof.
            (e) CIA, J. Scott Hamilton and BCI each agrees that the Stock Restriction Agreement, dated as of May 18, 1999, by and between CIA and J. Scott Hamilton (the "Hamilton SRA") is hereby amended, effective upon the Closing Date, to (i) reduce the number of Shares (as defined therein) to the number of shares set forth opposite the name of J. Scott Hamilton under the column entitled "CIA Common Stock Owned Post Closing" on Schedule 1.2(d) attached hereto and (ii) delete in its entirety Section 8 thereof entitled "Participation in Sales," such Section to have no further force or effect from and after the Closing Date. CIA and BCI hereby consent to the sale of the CIA Shares held by
J. Scott Hamilton to Purchaser hereunder and waives their rights under Section 8 of the Hamilton SRA.
            (f) CIA, Eyal Rimmon and BCI each agrees that the Stock Restriction Agreement, dated as of May 18, 1998, by and between CIA and Eyal Rimmon (the "Rimmon SRA") is hereby amended, effective upon the Closing Date, to (i) reduce the number of Shares (as defined therein) to the number of shares set forth opposite the name of Eyal Rimmon under the column entitled "CIA Common Stock Owned Post Closing" on Schedule 1.2(d) attached hereto and (ii) delete in its entirety Section 8 thereof entitled "Participation in Sales," such Section to have no further force or effect from and after the Closing Date. CIA and BCI hereby consent to the sale of the CIA Shares held by Eyal Rimmon to Purchaser hereunder and waives their rights under Section 8 of the Rimmon SRA.

            (g) CIA, Brian Shin and BCI each agrees that the Stock Restriction Agreement, dated as of May 18, 1998, by and between CIA and Brian Shin, as amended by that certain Mutual Release dated June 28, 1999 (the "Shin SRA," and collectively with the Hamilton SRA and the Rimmon SRA, the "Stock Restriction Agreements"), is hereby further amended, effective upon the Closing Date, to (i) reduce the number of Shares (as defined therein) to the number of shares set forth opposite the name of Brian Shin under the column entitled "CIA Common Stock Owned Post Closing" on Schedule 1.2(d) attached hereto and (ii) delete in its entirety Section 8 thereof entitled "Participation in Sales," such Section to have no further force or effect from and after the Closing Date. CIA and BCI hereby consent to the sale of the CIA Shares held by Brian Shin to Purchaser hereunder and waives their rights under Section 8 of the Shin SRA.
            (h) CIA and BCI each agrees to consent to and waive their respective rights under Section 8 to the Stock Restriction Agreements.
            (i) CIA and Peter Sealey each agrees that the Restricted Stock Agreement, dated as of August 26, 1999, by and between CIA and Peter Sealey is hereby amended, effective upon the Closing Date, to reduce the number of Shares (as defined therein) to the number of shares set forth opposite the name of Peter Sealey under the column entitled "CIA Common Stock Owned Post Closing" on
Schedule 1.2(d) attached hereto.

            (j) CIA and each of Komali Avadhani, Matthew R. Gray, Mohammad Abdul Jabbar, Matthew E. Nelson, Paul Teasdale and Sam Levine agree that the Incentive Stock Option Agreements, each dated as of August 16, 1999, by and between CIA and each such Optionholder is hereby amended, effective upon the Closing Date, to reduce the number of Shares (as defined therein) to the number of shares set forth opposite their respective names under the column entitled "Shares Subject to New CIA Options" on Schedule 1.2(d) attached hereto and to change the per-share exercise price to $2.03.
      ss.I.5  Closing Date.
            The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, on October 1, 1999, or if on such date the conditions specified in Article IV shall not have been satisfied or waived (other than conditions requiring the delivery of the Purchase Price, the CIA Shares or closing certificates and other instruments and documents referred to in Section 4.2(a)(iv) or 4.3(a)(viii)), a date selected by the Purchaser not later than the fifth business day following such satisfaction or waiver (the "Closing Date"). II. REPRESENTATIONS AND WARRANTIES.
      ss.II.1 Certain Representations and Warranties of CIA and the Sellers. CIA and each Seller (but only with respect to matters set forth below relating to such Seller), severally, represent and warrant to the Purchaser as follows:
            (a)   Capitalization.

                  (i) The authorized and outstanding shares of each class of capital stock of CIA is as set forth on Schedule 2.1. At the Closing, CIA will not have outstanding any rights, warrants or options to acquire securities of CIA or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person will have any right to acquire any securities of CIA. All of the issued and outstanding shares of capital stock of CIA have been duly authorized and duly and validly issued and are fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or other contractual or legal restrictions of any kind.
            (b) Title to the CIA Shares. At the Closing, each Seller shall own and hold good and marketable title to its CIA Shares free and clear of any Lien of any kind. Upon consummation of the Contemplated Transactions (as hereinafter defined) in accordance herewith, the Purchaser will own the CIA Shares, free and clear of any Lien.

            (c) Authority Relative to this Agreement. CIA and each Seller has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which CIA and each Seller is a party have been duly and validly authorized by CIA or such Seller and no other proceedings on the part of CIA or such Seller (or any other person) are necessary to authorize the execution and delivery by CIA or such Seller of this Agreement or the consummation of the Contemplated Transactions to which CIA or such Seller is a party. This Agreement has been, and at the Closing, the other Transaction Documents to which CIA and any Seller is a party will have been, duly and validly executed and delivered by CIA or such Seller, and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will at the Closing constitute, the legal, valid and binding agreements of CIA and such Seller enforceable against CIA and such Seller in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

            (d) No Conflicts; Consents. The execution, delivery and performance by CIA and each Seller of this Agreement and each other Transaction Document to which they or it is a party, the consummation of the Contemplated Transactions to which CIA and each Seller is a party or the contemplated change of control of the stock ownership of CIA, will not (i) violate any provision of the certificate of incorporation or by-laws (or comparable instruments) of CIA or any Affiliate thereof; (ii) require the Sellers, CIA or any Affiliate thereof to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.1(d) (the "Sellers Required Consents"); (iii) if the Sellers Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on Schedule 2.1(m) to which any Seller, CIA or any Affiliate thereof is a party or by which any of them or any of their Assets may be bound or subject, or result in the creation of any Lien upon the CIA Shares or upon any of the Assets of CIA or any Affiliate thereof pursuant to the terms of any such Contract; (iv) if the Sellers Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, any Seller, CIA or any Affiliate thereof or upon their respective Assets or the Business; or (v) if the Sellers Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

            (e) Corporate Existence and Power. (i) CIA is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite powers and all material Permits required to carry on the Business as now conducted. CIA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. CIA does not, directly or indirectly, own any interest or investment in any other person.
            (f) Charter Documents and Corporate Records. (i) CIA and the Sellers have heretofore delivered to the Purchaser true and complete copies of the
certificate  of   incorporation,   by-laws  and  minute  books,   or  comparable
instruments, of CIA as in effect on the date hereof. The stock and transfer books (or comparable instruments) of CIA have been made available to the Purchaser for its inspection and are true and complete.
                  (ii) All financial,  business and accounting  books,  ledgers, accounts and official and other records relating to CIA have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

            (g) Financial Information. CIA and the Sellers have previously furnished to the Purchaser true and complete copies of (i) the unaudited financial statements at and for the twelve-month periods ended December 31, 1998 and December 31, 1997 of CIA (collectively, the "Annual Statements"), (ii) the unaudited financial statements for the six-month period ended June 30, 1999 of CIA (the "Interim Statements"), and (iii) all management letters, management representation letters and attorney audit response letters issued in connection with the Annual Statements. The Annual Statements have been prepared in accordance with GAAP consistently applied, as set forth in the notes thereto, by Umlauf & Dunn, P.C. (without qualification in the report thereof). Each delivered financial statement presents fairly the financial position of CIA, as of its date, and its earnings, changes in stockholders' (or partners') equity and cash flow for the periods then ended. Each delivered balance sheet fully sets forth all Assets and Liabilities of CIA existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of CIA which should appear therein under GAAP.
            (h) Liabilities. Except as and to the extent reflected in the applicable balance sheet (the "Latest Balance Sheet") at June 30, 1999 (the "Latest Balance Sheet Date") referred to in Section 2.1(g), CIA did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of the Business); and except as described in Schedule 2.1(h) hereto, CIA has not incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) Liabilities reflected on any balance sheet included in the Interim Statements, (iii) Liabilities or obligations of continued performance under Contracts and other commitments entered into in the ordinary course of the Business, and (iv) Liabilities incurred since the date of the Interim Statements in the ordinary course of the Business and consistent with past practices

            (i) Receivables. Except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet or as set forth in
Schedule 2.1(i), all the Receivables of CIA reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. The Receivables are subject to no valid defenses, offsets, returns, allowances or credits of any kind. Except for Receivables or as set forth in Schedule 2.1(i), CIA has not made any loan or advance to any person.
            (j) Inventories. Schedule 2.1(j) sets forth a true and complete list of Inventory by category as of the date hereof. All Inventory consists of items which are good and merchantable and of a quantity and quality usable and saleable in the ordinary course of the Business consistent with past practice.
            (k) Absence of Certain Changes. (i) Since the Latest Balance Sheet Date, except as set forth in this Agreement or disclosed in Schedule 2.1(k) or reflected in the Interim Statements, CIA has conducted the Business in the ordinary course consistent with past practices and there has not been:

     (A) Any material adverse change in the condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

     (B) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice);

     (C) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of CIA; (D) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Assets of CIA to the extent material to CIA; (E) Any material change in any method of accounting or accounting practice by CIA; (F) Any material increase in the compensation payable or to become payable to any officer, stockholder, director, partner, consultant, agent or full-time employee of CIA, or any alteration in the benefits payable to any such person thereof; (G) Any material adverse change in the relationships of CIA with its customers, suppliers and vendors; or (H) Except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of any Liability before the same became due in accordance with its terms. (ii) Except as set forth on Schedule 2.1(k), CIA has no Liability that is past due.

            (l) Properties. (i) Schedule 2.1(l)A sets forth an accurate and complete list and description (by owner) of all real property owned or leased by CIA (the "Real Property"). CIA has good, marketable and insurable fee simple (or leasehold) title to the Real Property, free and clear of all Liens and other title defects of any nature whatsoever, except (A) real estate Taxes (general and specific) not yet due and payable, or (B) easements, covenants, restrictions and other similar encumbrances of record listed on Schedule 2.1(l)A which do not interfere in any material respect with the use of the Real Property or impair in any material respect the conduct of the Business (collectively, the "Permitted Liens"). Schedule 2.1(l)A also sets forth with respect to such Real Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by CIA, copies of which have been provided to the Purchaser. Except as set forth in Schedule 2.1(l)A, all structures and buildings of the Business are in good operating condition (subject to normal wear and tear) with no structural or other defects known to CIA that could interfere in any material respect with the operation of the Business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. The Business is not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit in respect of such Real Property, structures and buildings. Except as disclosed on Schedule 2.1(l)A, no person, other than CIA, has any right to occupy or possess any of the Real Property or any such structures or buildings.

                  (ii) CIA has good and marketable title to (or valid leasehold interest in) all personal property used in the Business, free and clear of all Liens except as disclosed in Schedule 2.1(l)B. The machinery, equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted. Schedule 2.1(l)B contains a list and description (by owner) of all (A) equipment and (B) other tangible personal property of CIA with a book value (before depreciation) of $20,000 or more. Prior to the Closing, CIA shall acquire good and marketable title to all personal property used in the Business that, on the date hereof, is leased by CIA from any Affiliate of CIA or any Seller.
            (m) Contracts. (i) Schedule 2.1(m) sets forth an accurate and complete list of all Contracts to which CIA is a party or by which it or its Assets are bound or subject, except only for Contracts with persons who are not Affiliates of CIA or the Sellers relating solely to the purchase or sale of property or services by CIA in the ordinary course of the Business which (1) require CIA to make or receive payments not in excess of $50,000 and (2) have a remaining term of less than twelve (12) months on the date of this Agreement or are terminable by CIA without penalty during such period. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to the Purchaser.

                  (ii) All Contracts listed on Schedule 2.1(m) are valid, subsisting, in full force and effect and binding upon CIA, and, to the knowledge of CIA, the other parties thereto in accordance with their terms. Except as set forth in Schedule 2.1(m), CIA is not in default (or alleged default) under any such Contract in any material respect, nor, to the knowledge of CIA, is any other party thereto in default thereunder in any material respect, nor does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. To the knowledge of CIA, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, CIA has not waived any material right under any such Contract, materially amended or extended any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

            (n) Intangible Property. Schedule 2.1(n) sets forth all trademarks, registered copyrights, service marks and trade names (by owner) owned or used by CIA, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from any of such parties relating to any of the foregoing, and there are no other trademarks, copyrights, service marks and trade names (the "Intellectual Property Rights") that are material to the Business. The Contemplated Transactions will not adversely affect the right, title and interest of CIA in and to the Intellectual Property Rights. To CIA's best knowledge, the Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties.

            (o) Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving CIA or the Business. Except as set forth on Schedule 2.1(o) or as reflected in the most recent loss runs provided to Buyer under Section 2.1(s), there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened on the date hereof, against or involving CIA, any of its Assets or the Business. Schedule 2.1(o) also indicates those Claims for which the defense thereof or Liabilities in respect thereof are covered by insurance. At the Closing there will be no such Claims pending or, to the knowledge of CIA, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. Except as set forth on Schedule 2.1(o), to the knowledge of CIA, on the date hereof, there is no fact, event or circumstance that would give rise to any uninsured Claim. As of the Closing, there will exist no such fact, event or circumstance known to CIA that would give rise to any Claim that, if pending or threatened on the Closing Date, could reasonably be expected to have a material adverse effect on the Condition of the Business. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule 2.1(o) have been timely and duly given and, except as set forth on Schedule 2.1(o) or the most recent loss runs referred to above, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of CIA, threatened that would give rise to any right of indemnification on the part of any partner, director or officer of CIA, or the heirs, executors or administrators of such any partner, director or officer, against CIA.

     (p) Taxes. (i)Except as set forth in Schedule 2.1(p): (A) CIA and any combined; consolidated, unitary or affiliated group of which CIA has been a member prior to the Closing Date have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date, and have supplied all such Tax Returns to MSGI, and all such Tax Returns are true, correct and complete;

     (B) CIA and any combined; consolidated, unitary or affiliated group of which CIA has been a member prior to the Closing Date have paid or, if payment is not yet due, will, on or before the Closing Date, pay to the appropriate Tax Authority or have established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Interim Statements for the payment of, all Taxes of CIA for all taxable periods ending on or before the Closing Date;

     (C) no extension of time has been requested or granted for CIA to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and CIA has not granted a power of attorney that remains outstanding with regard to any Tax matter;

     (D) CIA has not received notice of a determination by a Tax Authority that Taxes are owed by it (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of CIA or the Sellers, no Tax Deficiency is proposed or threatened;

     (E) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

     (F) there are no Tax Liens on or pending against CIA or any of its properties;

     (G) there are no presently outstanding waivers or extensions or requests for waivers or extensions of the time within which a Tax Deficiency may be asserted or assessed;

     (H) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

     (I) there are no pending or, to the knowledge of CIA, threatened Tax Audits of CIA;

     (J) CIA has not ever been required to include in income any adjustment pursuant to Section 481 of the Code or pursuant to a closing agreement as defined in Section 7121 of the Code and no Tax Authority has ever made or proposed any such adjustment;

     (K) CIA does not own any property that is tax-exempt use property within the meaning of Section 168(b) of the Code or that is described in Section 168(f)(8) of the Internal Revenue Code as in effect prior to its amendment by the Tax Reform Act of 1986;

     (L) CIA is not a party to any arrangement to which Section 280G of the Code could under any circumstances apply;

     (M) CIA has not filed a consent pursuant to Section 341(f) of the Code or agreed for Section 341(f)(2) to apply to the disposition of any asset;

     (N) CIA is not now and has never been (1) an includable member of an "affiliated group" within the meaning of Section 1504(a) of the Code, (2) a member of any consolidated, combined or unitary Tax Return filing group, (3) a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or tax losses of any other person, (4) a personal holding company as defined in Section 542 of the Code, (5) the owner of an interest in an entity that is or is treated as a real estate investment trust as defined in Section 856 of the Code or foreign personal holding company as defined in Section 552(a) of the Code, (6) a United States shareholder as defined in Section 951(b) of the Code or a controlled foreign corporation as defined in Section 957 of the Code or (7) a United States real property holding company within the meaning of Section 897(c)(2) of the Code;

     (O) CIA does not have any deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes, including any such gain resulting from the transactions contemplated by the Contemplated Transactions;

     (P) there are no transfer or other Taxes imposed by any jurisdiction on CIA or the Purchaser by virtue of the Contemplated Transactions;

     (Q) no claim has been made by any Tax Authority that CIA is subject to Tax in a jurisdiction in which it is not then paying Tax of the type asserted; and

     (R) CIA will not have any liability for the Taxes of any other Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, by contract or otherwise.

Each reference to a provision of the Code in this Section 2.1(p) shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

                  (ii) Schedule 2.1(p) contains (A) a schedule of the filing dates of all Tax Returns required to be filed by CIA, (B) a description of all past Tax Audits involving CIA, (C) a list of all elections made by CIA relating to Taxes, (D) a description of the accounting methods employed by CIA and any changes in such accounting methods that occurred during a year for which the statute of limitations remains open, (E) a schedule of the amortization period and annual amortization deductions for each item subject to amortization and a description of the asset or other item that is subject to amortization (e.g., loan issuance costs), and (F) a schedule of the Tax attributes of CIA (including but not limited to net operating and capital losses and investment and alternative minimum tax credits), together with a description of all limitations to which such Tax attributes are subject (e.g., limitations or separate return limitation year restrictions under ss. 382 of the Code) that can be carried forward to a taxable year ending after 1998. Except as set forth in Schedule 2.1(p), CIA has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (A) the preparation of all Tax Returns that have not yet been filed and (B) the defense of all Tax Audits involving taxable periods either ending on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.
                  (iii) Except as set forth in Schedule 2.1(p), CIA has collected and has remitted, or prior to the Closing will remit, to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. CIA has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales or use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date.

            (q) Employee Benefits Plans. (i) Except as set forth on Schedule 2.1(q), neither the Sellers, CIA nor any Affiliate thereof, nor the Business, nor any portion of the Business (all of the above hereinafter individually and collectively called the "Entity"), nor any other company or entity which together with the Entity constitutes a member of the Entity's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or
(b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code (such group or groups hereinafter referred to individually and collectively as the "Group")), has at any time adopted or maintained, or has any present or future obligation to contribute to or make payment under (A) any employee benefit plan (as defined in Section 3(3) of ERISA), (B) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, officers, directors or consultants of the Entity or the Group, or for the benefit of any other person or persons) including, without limitation, arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Entity or the Group, or with respect to disability, relocation, child care, educational assistance, deferred compensation, pension, retirement, profit sharing, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance or other contribution, benefit or payment of any kind, or (C) any employment, consulting, service or other contract of any kind whatsoever (all such employee benefit plans and other benefit plans, programs, contracts or arrangements and such employment, consulting, service or other Contracts hereinafter individually and collectively called the "Employee Benefit Plan(s)"). No Entity and no member of the Group is or has at any time been obligated to contribute to any Employee Benefit Plan subject to Title IV of ERISA. No Entity and no member of the Group has completely or partially withdrawn from any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (ii) In addition, except as set forth in Schedule 2.1(q) hereof, to the best knowledge of CIA and the Sellers, (A) there have been no "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the Employee Benefit Plans; (B) no Liability has been or is expected to be incurred by the Entity or any member of the Group under Title IV of ERISA with respect to any Employee Benefit Plan currently or formerly maintained by any of them; (C) any and all amounts which the Entity or any member of the Group is required to pay as contributions or otherwise to, or with respect to the Employee Benefit Plans have been timely made; (D) no Employee Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and neither the Entity nor any member of the Group has provided, or is required to provide, security to any Employee Benefit Plan which is subject to Title IV of ERISA or otherwise; (E) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under each Employee Benefit Plan which is subject to Title IV of ERISA or otherwise, does not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit liabilities; (F) each of the Employee Benefit Plans has been operated and administered in accordance with all applicable Laws; (G) each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and continues to be so qualified; (H) there are no pending, threatened or anticipated Claims involving any of the Employee Benefit Plans; (I) the Entity and the Group have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA; (J) no notice of a "reportable event" within the meaning of Section 4043 of ERISA has been required to be filed with respect to any Employee Benefit Plan; (K) neither the Entity nor any member of the Group is a party to, or participates in, or has any Liability or contingent Liability with respect to any multiemployer plan; (L) neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will accelerate benefits or any payments under any Employee Benefit Plan; and (M) neither the Entity nor any member of the Group has any commitment to create any additional Employee Benefit Plan, or to amend any Employee Benefit Plan so as to increase benefits thereunder.
                  (iii) Schedule 2.1(q) identifies all Employee Benefit Plans covering current, former or retired employees, officers, directors and consultants of the Entity and the Group (the "Entity Plans"). A true and correct copy of each of the Entity Plans (and all amendments thereto, whether currently effective or to become effective at a later date) listed on Schedule 2.1(q) and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements, administration and record keeping agreements) have been provided to the Purchaser. All Entity Plans have at all times been established and maintained in accordance with their terms. Each Entity Plan can be unilaterally terminated without penalty by CIA on no more than sixty (60) days' notice. In the case of any Entity Plan which is not in written form, an accurate description of such Entity Plan has been provided to the Purchaser. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and IRS determination letter and/or ruling with respect to each such Entity Plan, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Entity Plan has been provided to the Purchaser, and there have been no material changes in the financial condition in the respective Entity Plans (or other information provided hereunder) from that stated in such annual report, actuarial reports and schedule of assets.

            (r) Employee-Related Matters. (i) Schedule 2.1(r) contains a true and correct list of all directors, officers, partners, full-time employees and consultants of CIA, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by CIA to each such person.
Schedule 2.1(r) also contains an accurate description of all existing severance, accrued vacation policies or retiree benefits of any current or former director, officer, partner, employee or consultant (to the extent not included in Schedule 2.1(q)). Except as set forth on such Schedule, the employment or consulting arrangement of all such persons is, subject to applicable Laws involving the wrongful termination of employees, terminable at will.

                  (ii) Except as set forth in Schedule 2.1(r), (A) CIA is not a party to any Contract with any labor organization or other representative of its employees; (B) there is no unfair labor practice charge or complaint pending or, to the knowledge of CIA, threatened against CIA; (C) CIA has not experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three (3) years; (D) no representation question has been raised respecting any of CIA's employees working within the past three (3) years, nor, to the knowledge of CIA, are there any campaigns being conducted to solicit authorization from any such employees to be represented by any labor organization; (E) no Claim before any Governmental Body brought by or on behalf of any such employee, prospective employee, former employee, retiree, labor organization or other representative of any such person, is pending or, to the knowledge of CIA, threatened against CIA; (F) CIA is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (G) except with respect to ongoing disputes of a routine nature involving immaterial amounts, CIA has paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

            (s) Insurance. Schedule 2.1(s) sets forth a true and complete list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of CIA and true and complete copies of all such Insurance Policies have been delivered to the Purchaser.
Schedule 2.1(s) also sets forth (i) with respect to each Insurance Policy the applicable deductible amounts and any material limitations to coverage, (ii) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to CIA by any insurer with respect to such Insurance Policies, copies of which have been delivered to the Purchaser and (iii) a true and complete list of Claims made in respect of Insurance Policies during the three years prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to the Purchaser. Except as set forth in Schedule 2.1(s), there is no Claim by CIA pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. No premiums payable under the Insurance Policies are overdue and CIA is otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The insurance in effect with respect to the Real Property is in an amount of the full replacement value of such Real Property, including the buildings and improvements thereon. CIA does not know of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date.
            (t) Compliance with Laws. CIA is not in violation in any material respect of any material order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting or relating to its Assets or the Business.
            (u) Permits. CIA has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "Permits"), and have made all required registrations and filings with, any Governmental Body that are material to the conduct of the Business. All Permits material to the Business are listed on Schedule 2.1(u) and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of CIA, threatened to revoke or limit any Permit. Except as listed on Schedule 2.1(u), no Permit will terminate by reason of the Contemplated Transactions.

            (v) Environmental Matters. (i) Except as disclosed in Schedule 2.1(v), there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by or on behalf of CIA (or, to the knowledge of CIA, any predecessor in interest), or any Release at, on or under any Real Property by or on behalf of CIA , or, to the knowledge of CIA, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; to the best of CIA's knowledge, neither CIA nor the Sellers has contaminated the soil, ground water or surface water of such Real Property, and to the knowledge of CIA, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.
                  (ii) Except as disclosed in Schedule 2.1(v), no portion of the Real Property has ever been used as a petroleum storage, refining or distribution facility or terminal, or a gasoline station by CIA, or any tenant or licensee of CIA or the Sellers.
                  (iii) To CIA's best knowledge, as to the ownership or operation of the Assets or the Business, neither CIA nor the Sellers has created, suffered or permitted, and has not received any written notice of (A) any alleged violation with respect to any Environmental Law; or (B) any prior, pending or threatened Regulatory Action or other Claim involving any such party or any present or former owner, lessee or operator of the Real Property.

                  (iv) (A) Except as disclosed in Schedule 2.1(v), to CIA's best knowledge, there are no incinerators, septic tanks, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipelines or pipes are in operation, closed or abandoned (the "Tanks") located, or to the knowledge of CIA, which have been located, on, at or under the Real Property, (B) all sewage from the Real Property is discharged into a public sanitary sewer system, and (C) there has been no Release by or on behalf of CIA, or to CIA's knowledge, by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of Environmental Law. CIA has delivered to the Purchaser copies of all environmental reports and all other written materials held or controlled by or on behalf of them regarding the environmental matters set forth in this Section 2.1(v). Notwithstanding the foregoing, if the Real Property contains or contained any such Tanks, CIA represents that, to the best of its knowledge, CIA is in compliance in all material respects with all registration and other requirements of Environmental Law (including U.S.C. Section 6991, "Regulation of Underground Storage Tanks") regulating the existence, usage and removal thereof.
            (w) Finders; Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller or CIA who might be entitled to any fee or commission from any such person upon consummation of the Contemplated Transactions.
            (x) Depositories; Powers of Attorney, etc. Schedule 2.1(x) sets forth (i) the name of each bank or similar entity in which CIA has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from CIA and a description of the terms thereof.

            (y) Transaction Shares; Loan Payment. Each Seller represents and warrants to the Purchaser that the Transaction Shares and the Loan Payment, if applicable, are being acquired by such Seller for its own account and not with a view to the distribution, resale or other transfer thereof, except in compliance with the Securities Act and applicable state securities laws. Except as indicated on Schedule 1.2(d), each Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. Each Seller has (i) reviewed carefully the MSGI Reports, (ii) such knowledge and experience in financial, tax and business matters so as to enable it to make an informed investment decision with respect to the Transaction Shares and (iii) overall commitments to investments which are not readily marketable as are reasonable in relation to such Seller's net worth.
            (z) Ability to Conduct Business. Except as set forth on Schedule 1.2(z), as of the Closing, the Assets will be sufficient and adequate to permit the continued conduct of the Business substantially as it has been conducted since January 1, 1999 and, assuming all Sellers Required Consents are obtained, the consummation of the Contemplated Transactions will enable the Purchaser to conduct the Business substantially as it has been conducted since that date.
            (aa) Transactions with Affiliates. Except as set forth on Schedule 2.1(aa), CIA is not a party to any material Contract with any Affiliate of CIA, or any director or officer of CIA, for the purchase, sale, lease or other disposition of property or services.

            (bb) Questionable Payments.  Neither CIA nor any director,  officer, agent, employee or other person associated with or acting on behalf of CIA has, directly, or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entry on the books or records of CIA; or (v) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.
            (cc) Year 2000. The Information Technology (as defined below) owned, licensed, utilized, distributed and relied upon by CIA is Year 2000 Compliant (as defined below). For purposes hereof, "Year 2000 Compliant" means that, with respect to any Information Technology (as defined below), including without limitation, any function, process, system or other device or item, regardless of the particular date, year, century or other chronological variable: (i) will accurately process date information (e.g., accept date input, provide date output and perform calculations and comparisons on dates and portions of dates);
(ii) will function without interruption or impairment due to a change in date, ensuring that any results, data or information processed, generated or transmitted in connection therewith, shall be correct, valid and not adversely affected; and, if applicable, (iii) will include date data century recognition, calculations which accommodate same century and multi-century date values and formulae, as well as date data interfaces (to application and operating system software, as applicable) reflecting the correct date, year and century. For purposes hereof, "Information Technology" means any computer hardware, computer software, computer firmware or databases (whether for a specific or general purpose), and other similar or related items of automated, computerized or software system(s).
      ss.II.2 Certain Representations and Warranties of the Purchaser.
            The Purchaser represents and warrants to the Sellers as follows:

            (a) Authority Relative to this Agreement. The Purchaser has full power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to which the Purchaser is a party have been duly and validly authorized and approved by the board of directors thereof, and no other corporate proceedings on the part of the Purchaser is necessary to authorize the execution and delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby to which it is a party. This Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

            (b) No Conflicts; Consents. The execution, delivery and performance of the Purchaser of this Agreement and each other agreement contemplated hereby to which it is party and the consummation of the other transactions contemplated hereby or thereby to which it is a party do not and will not (i) violate any provision of the Organizational Documents of the Purchaser; (ii) require the Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Authority or any other Person, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time), or permit the termination of, any material Contract to which the Purchaser is a party or by which the Purchaser or its assets may be bound or subject; or (iii) violate any Law or Order of any Governmental Authority against, or binding upon, the Purchaser or upon its assets or business.
            (c)  Corporate  Existence  and Power.  The Purchaser and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
            (d) Finders; Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Purchaser upon consummation of the transactions contemplated hereunder.
            (e) MSGI Reports. The Purchaser has delivered to the Sellers true and correct copies of (i) MSGI's Annual Report on Form 10-KSB, as amended, for the year ended June 30, 1998, (ii) MSGI's Proxy Statement relating to its 1998 Annual Meeting of Stockholders, (iii) MSGI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, (iv) MSGI's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and (v) MSGI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (collectively, together with the MSGI Filings and disclosure statement, if any, provided to the Sellers pursuant to
Section 3.12, the "MSGI Reports"). At the Closing Date, the MSGI Reports, taken as a whole, will not contain an untrue statement of material fact, nor omit to state a material fact necessary to make the statements made therein not misleading.

            (f) Transaction Shares. The Transaction Shares have been duly authorized by the Purchaser and, when issued to the Sellers at the Closing, the Purchaser covenants that they will be duly issued and will be fully paid and non-assessable shares of MSGI Stock.
            (g) Loan Payment. The shares of MSGI Stock issuable pursuant to the Loan Payment have been duly authorized by the Purchaser and, when issued to the holders of the Affiliate Loans at the Closing, the Purchaser covenants that they will be duly issued and will be fully paid and non-assessable shares of MSGI Stock.
            (h) CMG Direct Corporation ("CMGD") is a wholly-owned subsidiary of the Purchaser.
III0  CERTAIN COVENANTS AND AGREEMENTS ss.III.1 Conduct of Business of CIA.
            (a)   From the date hereof through the Closing Date, CIA agrees

             (i) To conduct its operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact its present business organization and structure, to use reasonable efforts to keep available the services of its present officers, agents and full-time employees, to use reasonable efforts to preserve and maintain its Assets and the good will of the Business and to use reasonable efforts to preserve its relationships with customers and suppliers, and others having business dealings with it.

                  (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property and all its material Assets in their present repair, order and condition, subject to ordinary wear and tear.

                  (iii) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be included in any Schedule hereto.
                  (iv) Not to incur any Company Debt (as  hereinafter  defined).
                  (v) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.1(k).
                  (vi) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction when due and in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice.
                  (vii) Not to increase the compensation payable or to become payable to any officer, stockholder, director, partner, consultant, agent or full-time employee of CIA, or make any alteration in the benefits payable to any thereof.
            (b) From the date hereof through the Closing Date, CIA and the Sellers agree that the affairs of CIA will be conducted in such a manner so that the representations and warranties of CIA and the Sellers contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.
            (c) From the date hereof through the Closing Date, CIA and the Sellers agree that CIA will consult with the Purchaser prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any Contract and will not take any such action if the Purchaser objects thereto in writing.

      ss.III.2      Corporate Examinations and Investigations.
            (a) Prior to the Closing Date, CIA and the Sellers agree that the Purchaser shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives") to make such investigation of the Assets, the Business and operations of CIA, and such examination of the books, records and financial condition of CIA, as the Purchaser reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and CIA and the Sellers shall cooperate fully therein. In that connection, CIA and the Sellers shall make available to the Representatives of the Purchaser during such period, without however causing any unreasonable interruption in the operations of CIA, all such information and copies of such documents and records concerning the affairs of CIA as such Representatives may reasonably request, shall permit the Representatives of the Purchaser access to the Assets of CIA and all parts thereof and to their respective employees, customers, suppliers, contractors and others, and shall cause CIA's Representatives to cooperate fully in connection with such review and examination. No investigation by the Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of CIA or the Sellers contained in this Agreement.
      ss.III.3      Additional Financial Statements.

            Prior to the Closing Date, as soon as available and in any event within fifteen (15) calendar days after the end of each quarterly accounting period of CIA ending after the date of the most recent Interim Statement, CIA and the Sellers shall furnish the Purchaser with an unaudited consolidated (if applicable) financial statement of CIA for such period in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by CIA.
      ss.III.4      Filings and Authorizations.
            CIA and the Sellers, on the one hand, and the Purchaser, on the other, before or promptly after the execution and delivery of this Agreement, shall file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied in connection with the Contemplated Transactions and which are required by Law to effectuate the consummation of the Contemplated Transactions. CIA and the Sellers, on the one hand, and the Purchaser, on the other, shall cooperate with each other in connection with such filings and furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith. CIA and the Sellers, on the one hand, and the Purchaser, on the other, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them, to their respective subsidiaries and Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Purchaser or the Agents, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.
      ss.III.5      Efforts to Consummate the Contemplated Transactions.

            Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Sellers Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.
      ss.III.6      Negotiation with Others.
            From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, CIA and the Sellers agree that none of them will directly or indirectly (a) solicit, engage in discussions or engage in negotiations with any person (other than the Purchaser or any of its Affiliates) with respect to an Acquisition Proposal (as hereinafter defined);
(b) provide information to any person (other than the Purchaser or any of its Representatives) in connection with an Acquisition Proposal; or (c) enter into any transaction with any person (other than the Purchaser or any of its Affiliates) with respect to an Acquisition Proposal. If any Seller, CIA or any Representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, CIA and the Sellers will immediately notify the Purchaser in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.
      ss.III.7      Notice of Certain Events.
            Prior to the Closing Date, each of CIA and the Sellers, on the one hand, and the Purchaser, on the other, shall promptly notify the other of:
            (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

            (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and
            (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of any representation or warranty herein, whether made as of the date hereof or as of the Closing Date, or that would constitute a material violation or breach of any covenant of any party contained in this Agreement.
      ss.III.8      Public Announcements.
            Prior to the Closing Date, CIA and the Sellers, on the one hand, and the Purchaser, on the other, will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of the Purchaser or the Agents, as the case may be, except as may be required by applicable Law, in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.
      ss.III.9      Expenses.

            The Purchaser and the Sellers shall each pay any and all transfer, sales or other comparable Taxes to which they are respectively subject arising out of the Contemplated Transactions. Except as otherwise specifically provided in this Agreement, the Purchaser and the Sellers shall bear their respective expenses, and the Sellers will bear the expenses of CIA, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective Representatives.
      ss.III.10     Confidentiality.
            (a Prior to the Closing Date, the Purchaser shall hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning the Sellers and CIA which it has obtained from CIA, the Sellers or their Representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and, prior thereto, the Purchaser shall not use or disclose to others, or permit the use or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 3.10. The foregoing provision shall not apply to any such information to the extent (i) known by the Purchaser prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to the Purchaser from a third party not known by the Purchaser to be in breach of any confidentiality requirement or (iii) made public through no fault of the Purchaser or any of its Representatives.
            (b If the Contemplated Transactions are not consummated and if requested by the Agents, the Purchaser shall return to the Sellers all tangible evidence of such information regarding the Sellers and CIA.

      ss.III.11     Certain Renewals.
            With respect to each Permit which may expire prior to the Closing Date or within sixty (60) days thereafter, CIA shall (a) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "Applications"), (b) deliver to the Purchaser true and complete copies of such Applications, (c) diligently prosecute such Applications to conclusion, and
(d) cooperate fully with all Governmental Bodies in the processing of such Applications.
      ss.III.12     MSGI Filings.
            During the period prior to the Closing Date, the Purchaser shall deliver to each Seller, promptly after the filing thereof, a true and correct copy of each report, information statement or other document ("MSGI Filings") filed by the Purchaser with the Securities and Exchange Commission under the 1934 Act. Prior to the Closing Date, the Purchaser (a) will provide the Sellers with a reasonable opportunity to ask questions and receive answers from Representatives of the Purchaser concerning their purchase of the Transaction Shares, and (b) may, in its discretion, provide to each Seller a disclosure statement containing such information as the Purchaser shall deem necessary to comply with the representation and warranty contained in the last sentence of
Section 2.2(e).
      ss.III.13     The Roll-up.

            At the  Closing,  the  Purchaser  shall  proceed with a "roll-up" of certain of the assets of CMGD into CIA (the "CMGD Roll-Up"). Pursuant to the CMGD Roll-Up, CMGD shall transfer, convey, grant and contribute to CIA all of the right, title and interest in the PermissionPlus(TM) technology, assets and business, including all employees of such business (the "CMGD Roll-Up Employees"). In consideration thereof, CIA shall issue and deliver to CMGD six thousand one hundred fifty-four (6,154) shares of CIA Common Stock.
      ss.III.14     Affiliate Loans.
            As of the Closing  Date,  certain  Affiliates  of CIA have  extended loans (the "Affiliate Loans") to CIA pursuant to (a) an Agreement among CIA, J. Scott Hamilton, Eyal Rimmon and Jean Cazes, dated as of September 8, 1998 (the "Cazes Agreement"), (b) pursuant to a Promissory Note (the "BCI August 10 Note") of CIA to BCI in the principal amount of $50,000, dated August 10, 1999, (c) pursuant to a Promissory Note (the "BCI August 27 Note") of CIA to BCI in the principal amount of $10,000, dated August 27, 1999, and (d) pursuant to a Promissory Note (the "BCI September 8 Note", together with the BCI August 10 Note and the BCI August 27 Note, the "BCI Promissory Notes") of CIA to BCI in the principal amount of $40,000, dated September 8, 1999. At the Closing, the Purchaser is hereby authorized and directed to deliver to Jean Cazes and BCI (the "Affiliate Lenders") such number of shares of MSGI Stock equal in the aggregate to One Hundred Fifty Thousand ($150,000) Dollars [plus the accrued interest on the Affiliate Loans] (valued at the Average Closing Price) as payment in full for all principal and interest due pursuant to the Cazes Agreement and the BCI Promissory Notes (the "Loan Payment").
      ss.III.15     New Options.

            The parties hereto acknowledge and agree that at the Closing, and in connection with the transaction contemplated in Section 3.13 hereof, CIA shall grant options to purchase shares of CIA Common Stock to the CMGD Roll-Up Employees (the "Roll-Up Options"). The Roll-Up Options shall constitute options initially granted such Employees named on Schedule 3.15 hereto, and shall be subject to the terms and conditions set forth in New CIA Option Agreements, in substantially the form attached hereto as Exhibit 1.2.B, to be entered into between CIA and each such Employee. The parties hereto further acknowledge and agree that the grant of the Roll-Up Options shall not, upon the exercise of such Options by the holder(s) of such Options, dilute the Sellers' post-Closing equity holdings of CIA Common Stock (the "Roll-Up Options Adjustment"), it being understood that, upon notice of such exercise by such holder, the Purchaser shall reduce its holdings in CIA and return to treasury a like number of CIA Shares subject to exercised Roll-Up Options. The parties hereto further acknowledge and agree that the Roll-Up Options Adjustment provision shall only apply with regard to the Roll-Up Options granted at the Closing, and shall not apply to any subsequent grant of options to purchase CIA Common Stock to any CMGD Roll-Up Employee or any other person.
      ss.III.16     Tax-Free Reorganization.
            The parties hereto acknowledge and agree that the Contemplated Transactions are intended to be and shall constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, and that they will file Tax Returns and reports and all other documents necessary to effectuate, and consistent with, the foregoing.
IV.   CONDITIONS TO CLOSING.
      ss.IV.1 Conditions to the Obligations of the Parties.
            The obligations of CIA and the Sellers, on the one hand, and the Purchaser, on the other, to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

     (a    No Injunction.  No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

            (b No Proceeding or Litigation. No Claim instituted by any person (other than a party hereto or its Affiliates), shall have been commenced or be pending against a party hereto or any of their Affiliates, partners, officers or directors, which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the Contemplated Transactions.
      ss.IV.2 Conditions to the Obligations of CIA and the Sellers.
        (a The obligations of CIA and the Sellers hereunder to consummate the Contemplated Transactions are subject, at the option of the Agents, to the fulfillment prior to or at the Closing of each of the following further conditions:
                  (i Performance. The Purchaser shall have performed and complied with, in all material respects, all agreements, obligations and covenants required by this Agreement and each other Transaction Document to be performed or complied with by it at or prior to the Closing Date.
                  (ii Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement and each other Transaction Document and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true, in all material respects, at and as of the Closing Date as if made at and as of such time.
       (iii Purchase Price. (A) The Purchaser shall have delivered the Escrow Shares to the Escrow Agent; and

                        (B    The Purchaser shall have delivered to the Sellers
certificates representing the Transaction Shares and the MSGI Options which each Seller is entitled to receive, registered in the name of such Seller or its nominee.
         (iv Documentation. There shall have been delivered to the Agents the following:
             (A A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of the Purchaser confirming the matters set forth in Section 4.2(a)(i) and (ii) hereof.
                (B A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Purchaser certifying, among other things, that attached or appended to such certificate (1) is a true and correct copy of its certificate of incorporation and all amendments if any thereto as of the date thereof; (2) is a true and correct copy of its by-laws as of the date thereof;
(3) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by the Purchaser pursuant hereto; and (4) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.
              (C Evidence of the good standing and corporate existence of the Purchaser reasonably requested by the Agents.

                    (D A signed opinion of the Purchaser's counsel, dated the Closing Date and addressed to the Sellers, substantially in the form annexed hereto as Exhibit 4.2.
                        (E    An executed copy of the Escrow Agreement.
      ss.IV.3 Conditions to the Obligations of the Purchaser.
            (a All obligations of the Purchaser to consummate the Contemplated Transactions hereunder are subject, at the option of the Purchaser, to the fulfillment prior to or at the Closing of each of the following further conditions:
                  (i  Performance.  Each  of CIA  and  the  Sellers  shall  have performed and complied with, in all material respects, all agreements, obligations and covenants required by this Agreement and each other Transaction Document to be performed or complied with by it at or prior to the Closing Date.
                  (ii Representations and Warranties. The representations and warranties of each of CIA and each Seller contained in this Agreement and each other Transaction Document and in any certificate or other writing delivered by CIA or such Seller pursuant hereto shall be true, in all material respects, at and as of the Closing Date as if made at and as of such time.
           (iii Sellers Required Consents. All Sellers Required Consents shall have been obtained.
                  (iv Liens. All Liens on the Assets or Real Property (other than Permitted Liens) shall have been released and discharged in form and substance acceptable to the Purchaser.

                  (v Satisfaction of Indebtedness. The Affiliate Lenders shall each have delivered to the Purchaser evidence of the satisfaction of indebtedness in favor of CIA with regard to the Affiliate Loans, and the Affiliate Loans shall have been paid in full and terminated.
                  (vi Securities. The Purchaser shall have received certificates representing the CIA Shares, duly endorsed in blank or accompanied by stock or bond transfer powers duly executed in blank and in suitable form for transfer by delivery.
                  (vii No Proceeding or Litigation. No Claim instituted by any person (other than a party hereto or its Affiliates), shall have been commenced or be pending against a party hereto or any of their Affiliates, partners, officers or directors, which Claim could, in the reasonable opinion of the Purchaser, (A) result in a material adverse effect in the Condition of the Business or (B) delay or otherwise affect, in a manner adverse to a party hereto, the Contemplated Transactions.
         (viii Documentation. There shall have been delivered to the Purchaser the following:

     (A A certificate, dated the Closing Date, of CIA and the Agents (as hereinafter defined), confirming the matters set forth in Sections 4.3(b)(i) and
(ii).

     (B A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each Seller which is not a natural person certifying, among other things, that attached or appended to such certificate (1) is a true and correct copy of its certificate of incorporation and by-laws (or comparable instruments) and all amendments if any thereto as of the date thereof; (2) is a true copy of all actions taken by it, including resolutions of its board of directors (or comparable governing body) authorizing the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by such Seller pursuant hereto; and (3) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

     (C A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of CIA certifying, among other things, that attached or appended to such certificate (1) is a true and correct copy of the certificate of incorporation and by-laws (or comparable instruments) of CIA and all amendments, if any, thereto as of the date thereof; (2) is a true copy of all corporate actions taken by the board of directors of CIA authorizing the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by CIA pursuant hereto; and (3) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

     (D Evidence of the good standing and corporate (or other) existence of CIA and each corporate Seller reasonably requested by the Purchaser.

     (E A signed opinion of CIA's and the Sellers' counsel, dated the Closing Date, addressed to the Purchaser, substantially in the form annexed as Exhibit 4.3B.

     (F Copies of all Sellers Required Consents and material Permits.

     (G An executed copy of the Escrow Agreement.

     (H The resignations, dated on or before the Closing Date, of such directors of CIA as requested by the Purchaser.

     (I The Purchaser shall have received Executed Employment Letters by and between CIA and each of J. Scott Hamilton, Eyal Rimmon, Sam Levine, Komali Avadhani, Mohammed Abdul Jabbar, Matthew R. Gray, Matthew E. Nelson, Paul Teasdale, Joseph Sorci and Alex Albu, substantially in the form annexed as
Exhibit 4.3C.

     (J The Sellers shall have delivered to the Purchaser such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Agreement have been met, and otherwise to carry out the provisions of this Agreement.

     (K All actions, proceedings, instruments, and documents required by the Sellers to carry out this Agreement or incidental thereto and all other related legal matters shall have been reasonably approved by counsel to the Purchaser, and the Sellers shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

V.    INDEMNIFICATION.
      ss.V.1  Survival of Representations and Warranties.

            (a Notwithstanding any right of the Purchaser fully to investigate the affairs of CIA and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of CIA and the Sellers contained in this Agreement, or listed or disclosed on any Schedule hereto, any Transaction Document or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this
Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of CIA and the Sellers contained in this Agreement, on any Schedule hereto, in any Transaction Document or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire eighteen (18) months after the Closing Date; provided, however, that the liability of the Sellers as to any specific claim or claims relating to the representations and warranties set forth in Section 2.1(p) shall terminate and expire ninety (90) days after the expiration of the statute of limitations period applicable to such claim or claims; and provided, however, that the liability of the Sellers shall not terminate as to any specific claim or claims of the type referred to in Section 5.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which the Sellers have been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 5.1(a).
                  (b All representations and warranties of the Purchaser shall terminate and expire eighteen (18) months after the Closing Date; provided, however, that the liability of the Purchaser shall not terminate as to any specific claim or claims of the type referred to in Section 5.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which the Purchaser has been given specific notice on or prior to the date on which such liability would otherwise terminate pursuant to the terms of this Section 5.1(b).
      ss.V.2  Obligation of the Sellers to Indemnify.

            Each Seller severally agrees to indemnify, defend and hold harmless the Purchaser (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by the Purchaser, CIA, or any of the foregoing persons arising out of (a) any breach of the representations and warranties of CIA or the Sellers contained in this Agreement or in the Schedules or any Transaction Document; or (b) any breach of the covenants and agreements of CIA or the Sellers contained in this Agreement or in the Schedules or any Transaction Document.
      ss.V.3  Obligation of the Purchaser to Indemnify.
            The Purchaser agrees to indemnify, defend and hold harmless each Seller (and any director, officer, employee, Affiliate or successors and assigns of any thereof) from and against any Losses suffered or incurred by such Seller or any of the foregoing persons arising out of any breach of the representations and warranties of the Purchaser or of the covenants and agreements of the Purchaser contained in this Agreement or in the Schedules or any Transaction Document.
      ss.V.4  Notice and Opportunity to Defend Third Party Claims.

            (a Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 5.2 or 5.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

            (b The  Indemnifying  Party may elect to defend,  at its own expense and with counsel reasonably acceptable to the Indemnitee, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (A) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, (B) the Indemnitee shall have one or more defenses not available to the Indemnifying Party, or (C) the Asserted Liability arises from a breach of a representation or warranty contained in Section 2.1(p). If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 5.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other; provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 5.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. Each party shall make available to the other party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor. The Sellers acknowledge and agree that, subject to the provisions of
Section 7.11 hereof, the Agents shall have full power and authority to take, in the name and on behalf of the Sellers, any and all actions required or permitted to be taken by the Sellers under this Section 5.4.
      ss.V.5  Limits on Indemnification.
            (a The  Purchaser's  remedies  with  respect to Losses  specified in
Section 5.2 shall be satisfied first by the assertion of its rights under the Escrow Agreement in respect of the Escrow Shares; provided, however, that if (i) the aggregate amount of such Losses shall be in excess of the amount of the Escrow Shares or (ii) any Losses shall arise after termination or expiration of the Escrow Agreement with respect to which the Purchaser is entitled to indemnification pursuant to Section 5.2(b) or (c), then the Sellers shall be obligated to indemnify the Purchaser in respect of all such Losses not satisfied by delivery to the Purchaser of Escrow Shares to the extent provided in this
Article V. The Purchaser shall be entitled to assert its rights hereunder and under the Escrow Agreement in respect of the Escrow Shares with respect to the full amount of any and all of its Losses under Section 5.2, irrespective of the several nature of the Sellers' obligations under this Agreement.

            (b The Sellers shall not have any obligation to indemnify the Purchaser pursuant to Section 5.2(a) hereof with respect to any Losses specified therein unless and until the Purchaser shall have incurred Losses under Section
5.2 in an aggregate amount in excess of Fifty Thousand ($50,000) Dollars in which event the Purchaser shall be entitled to be indemnified for all of its Losses subject to the provisions of Section 5.5(a) above. As used in this Agreement, "Losses" shall be determined after giving effect to the receipt by the Indemnitee of any insurance proceeds relating to such Loss.
            (c The Purchaser shall not have any obligation to indemnify the Sellers pursuant to Section 5.3(a) hereof with respect to any Losses specified therein unless and until the Purchaser shall have incurred Losses under Section
5.3 in an aggregate amount in excess of Fifty Thousand ($50,000) Dollars in which event the Sellers shall be entitled to be indemnified for all of their Losses.
            (d Notwithstanding anything else contained herein to the contrary, each Seller's obligation to indemnify the Purchaser pursuant to Section 5.2(a) hereof with respect to Losses specified therein shall not exceed the value of such Seller's MSGI Stock and CIA Common Stock as determined on the date for which indemnification shall be demanded hereunder, provided, however, that (i) if such Seller has sold any of his MSGI Stock and/or CIA Stock prior to such date, then, in the case of such shares that were sold, such value shall be deemed to equal the proceeds received upon the sale or sales thereof; and (ii) any such obligation of a Seller to indemnify the Purchaser may be satisfied by delivery of such Seller's shares of MSGI Stock and/or CIA Stock having a value, determined on the date for which indemnification shall be demanded hereunder, equal to the amount of such indemnification demand.
      ss.V.6  Adjustment.

            It is the intent of the parties that any amounts paid under Sections
5.2 or 5.3 shall represent an adjustment of the Purchase Price and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Section 5.2 or 5.3 hereof would be treated by any Tax Authority as other than a Purchase Price adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-Tax basis.
      ss.V.7  Exclusive Remedy.
            Except as otherwise explicitly provided in this Agreement, the parties agree that the indemnification provisions of this Article V shall constitute the parties' sole and exclusive remedies in respect of this Agreement and the Contemplated Transactions (other than Claims in the nature of fraud).
      ss.V.8  Release of Escrow Shares.
            On the date eighteen (18) months after the Closing Date, the Escrow Agent shall release to the Sellers entitled thereto all Escrow Shares then held under the Escrow Agreement, other than shares which remain subject to a claim under Section 5.2 which has not been satisfied or dismissed. If any such claim remains unsatisfied and not dismissed at such date, then the Escrow Agent shall hold a corresponding amount of Escrow Shares until such claim is satisfied or dismissed, at which time the Escrow Agent shall deliver or release such Escrow Shares in accordance with the respective rights and interests of the parties.
VI. SPECIFIC PERFORMANCE; TERMINATION.
      ss.VI.1 Specific Performance.

            (a The Sellers acknowledge and agree that, if the Sellers fail to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) or (e) of Section 6.2 below, the Purchaser will not have adequate remedies at law with respect to such breach and that, in such event, the Purchaser shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of the Sellers' and CIA's obligations under this Agreement. The Sellers specifically affirm the appropriateness of such injunctive or other equitable relief in any such action.
      ss.VI.2 Termination.
            This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:
            (a    By mutual written consent of the Agents and the Purchaser;
       (b By the Agents if (i) there has been a material misrepresentation or breach of warranty on the part of the Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from the Agents; (ii) the Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from the Agents; or (iii) any condition to the Sellers' obligations hereunder becomes incapable of fulfillment through no fault of the Sellers and is not waived by the Agents; provided that, on the date of termination, all conditions to the Purchaser's obligations specified in Section 4.3 shall have been satisfied and the Sellers shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

            (c By the Purchaser, if (i) there has been a material misrepresentation or breach of warranty on the part of CIA or the Sellers in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty
(30) days after written notice thereof from the Purchaser; (ii) CIA or any Seller has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from the Purchaser; or (iii) any condition to the Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of the Purchaser and is not waived by the Purchaser; provided that, on the date of termination, all conditions to the Sellers' obligations hereunder specified in Sections 4.2(a) and (b) shall have been satisfied and the Purchaser shall then be otherwise ready, willing and able to proceed with the Closing hereunder;
            (d By the Agents or by the Purchaser, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining CIA, any Seller or the Purchaser from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable; and
            (e By either the Agents or the Purchaser if the Closing shall not have occurred on or prior to October 31, 1999; provided that (i) if so terminated by the Agents, the conditions specified in the proviso of Section 6.2(b) shall have been satisfied on the date of termination and the Sellers shall be then otherwise ready, willing and able to proceed with the Closing, or
(ii) if so terminated by the Purchaser, the conditions specified in the proviso of Section 6.2(c) shall have been satisfied on the date of termination and the Purchaser shall be then otherwise ready, willing and able to proceed with the Closing.

      ss.VI.3 Effect of Termination; Right to Proceed.
            Subject to the provisions of Section 6.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 6.2, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (a) to the extent that a party has made a material misrepresentation hereunder or committed a breach of any material covenant and agreement imposed upon it hereunder; (b) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder; and (c) that the agreements contained in Sections 3.8 and 3.9 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.
VII.  MISCELLANEOUS.
      ss.VII.1      Notices.
            (a Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:
                  (i    If to the Purchaser, one copy to:
                              Marketing Services Group, Inc.
                              333 Seventh Avenue
                              New York, New York 10001
                              Attention: J. Jeremy Barbera, Chairman and
                              Chief Executive
                              Officer
                              Facsimile: (212) 629-6040
and a copy of such notice (which copy shall not constitute notice) shall also be sent to:
                              Camhy Karlinsky & Stein LLP
                              1740 Broadway, 16th Floor
                              New York, New York 10019-4315
                              Attention:  Alan I. Annex, Esq.
                              Facsimile: (212) 977-8389

                  (ii   If to CIA, one copy to:
                              Cambridge Intelligence Agency, Inc.
                              95 Water Street
                              Williamstown, Massachusetts 01267
                              Attention: J. Scott Hamilton, President
                              Facsimile: (413) 458-2831

and a copy of any notice (which copy shall not constitute notice) shall also be sent to:
                              Goodwin, Procter & Hoar LLP
                              53 State Street at Exchange Place
                              Boston, Massachusetts  02109
                              Attention: Thomas P. Storer, P.C.
                              Facsimile: (617) 523-1231

                  (iii  If to the Sellers, one copy to:
                              addresses listed on Schedule 7.1.
            (b Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 7.1(a) (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 7.1(a). Any party by notice given in accordance with this Section 7.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.
      ss.VII.2      Entire Agreement.

            This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and the Contemplated Transactions and supersede all prior agreements, written or oral, with respect thereto.
      ss.VII.3      Waivers and Amendments; Non-Contractual Remedies;
            Preservation of Remedies.

            This  Agreement  may be amended,  superseded,  canceled,  renewed or extended only by a written instrument signed by the Agents and the Purchaser. The provisions hereof may be waived in writing by the Agents and the Purchaser. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
      ss.VII.4      Judicial Proceedings.

            (a EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION, SUIT OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO ARISING UNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR A TRANSACTION CONTEMPLATED HEREBY MAY ONLY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PRE-PAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESSES PROVIDED FOR NOTICES HEREUNDER.
            (b EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATING IN ANY WAY TO DISAGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT LOCATED IN THE STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT A COURT LOCATED IN THE STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH ACTION, SUIT OR PROCEEDING.
      ss.VII.5      Binding Effect; No Assignment.

            This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of the Purchaser (in the case of assignment by CIA or the Sellers) or the Agents (in the case of assignment by the Purchaser) and any purported assignment, unless so consented to, shall be void and without effect; provided, however, without obtaining such consent, the Purchaser may assign its rights hereunder to any of its subsidiaries or Affiliates. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.
      ss.VII.6      Exhibits.
            All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.
      ss.VII.7      Severability.
            If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.
      ss.VII.8      Counterparts.
            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
      ss.VII.9      Third Parties.

            Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.
      ss.VII.10     Further Assurances.
            At any time and from time to time after the Closing Date, upon the request of the Purchaser, the Sellers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. The Sellers and the Purchaser will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 7.10.
      ss.VII.11     Provisions Regarding the Agents.
            (a By its execution of this Agreement, each Seller duly and, subject to the provisions of paragraph (b) below, irrevocably appoints J. Scott Hamilton and Matthew E. Nelson, acting individually as its attorney-in-fact (the "Agents"), with full power and authority, in the name of and for and on behalf of such Seller, to exercise all rights, powers and privileges of such Seller hereunder, including without limitation to execute and deliver all documents required to be delivered by such Seller hereunder (including but not limited to the Escrow Agreement) and to take all actions required to be taken by such Seller hereunder. Each Seller agrees that the foregoing appointment and powers are coupled with an interest and are irrevocable (subject to substitution set forth in Section 7.11 (b)).

            (b The Sellers holding the majority of the Percentage Share on the Closing Date may revoke the authority of the Agents named above by written notice to the Purchaser, provided such Sellers designate a successor agent or agents therein, and no such revocation that does not include such a designation shall be effective. From and after the receipt of such notice, such successor agent or agents shall have all of the rights and obligations of the Agents hereunder, and the power of attorney set forth in paragraph (a) above shall thereupon be deemed to be in favor and for the benefit of such successor agent or agents. Unless the Purchaser has received such written notice revoking or terminating the authority of the Agents hereunder, the Purchaser shall be entitled, notwithstanding anything to the contrary set forth in this Agreement or any Transaction Document, to rely on notices to, directions from the Agents and other actions taken by the Agents with respect to all matters under this Agreement, without independent inquiry or verification of any kind, and the Purchaser shall not be liable to any Seller with respect to any actions of the Agents.

VIII. DEFINITIONS.
      ss.VIII.1     Definitions.
         (a    The following terms, as used herein, have the following meanings:
           "Acquisition Proposal" shall mean any proposal involving, directly or indirectly, (i) the acquisition of, or merger or other business combination involving CIA, (ii) the sale or other transfer of any capital stock (or other equity interests) of CIA, (iii) the sale, lease, transfer or management of the Business, (iv) the sale or other transfer of any Assets (except in the ordinary course) and (v) any other transaction inconsistent with the Contemplated Transaction or which would render any of them impossible or impracticable to consummate.
            "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.
            "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.
            "Assets" shall mean properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.
            The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

            "Average Closing Price" shall mean the numerical average of the closing sales price (regular way) per share of MSGI Stock (or, in case no such reported sales takes place on such day the average of the closing bid and asked prices) on the principle national securities exchange on which the MSGI Stock is then listed, for each of the fifteen (15) trading days ending two (2) trading days prior to the Closing Date.
            "Business" shall mean the ownership and operation of the Assets comprising the business operations of CIA.
            "Code" shall mean the Internal Revenue Code of 1986, as amended. "Company Debt" shall mean (i) money borrowed by CIA from any person; (ii) any indebtedness of CIA arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of CIA arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables  incurred  in the  ordinary  course  of the  Business);  and  (iv)  any
Liability of CIA under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.
            "Condition of Business" shall mean the condition (financial or otherwise), prospects or the results of operations of the Business.
            "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

            The term "control," with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.
            "Environmental Laws" shall mean any and all Laws (including common law), Orders, Permits, Contracts or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

            "Environmental Liabilities" shall mean any Liabilities, obligations, responsibilities, obligations to conduct remedial actions, losses, damages, punitive damages, consequential damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies), fines, penalties, and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present, or future, resulting from any claim or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, common law, criminal or civil statute, including any Environmental Law, arising from environmental, health or safety conditions at the Parks or the manufacture, refining, storage, disposal or treatment of Hazardous Substances by or on behalf of the Sellers, CIA or any predecessor in interest, in each case, on or prior to the Closing Date.
            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
            "Excluded Tax Liabilities" shall mean any and all Liabilities for Taxes (other than Tax Liabilities arising out of the Contemplated Transactions that are payable by the Purchaser) that are payable by the Sellers or CIA pursuant to the terms of this Agreement or pursuant to Law arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.
            "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.
            "Hazardous Substances" shall mean any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

            "Inventory" shall mean, as of any date, collectively, all inventories of CIA, merchandise, and other products owned by CIA and held for resale or for distribution, together with packaging and samples thereof, operating supplies and spare or maintenance parts owned by CIA as of such date.
            "IRS" shall mean the Internal Revenue Service.
            The term "knowledge" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "knows" has a correlative meaning.
            "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).
            "Lien" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.
            "MSGI Stock" shall mean the shares of Common Stock, par value $.01 per share, of the Purchaser as the same exist on the date hereof.
            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            The term "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.
            "Receivables"   shall  mean  as  of  any  date  any  trade  accounts
receivable, notes receivable, sales representative advances and other miscellaneous receivables of CIA arising in the ordinary course of the Business.
            "Regulatory Actions" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified hazardous waste sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.
            "Release" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.
            "Reportable Event" shall mean any of the events described in Sections 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

            "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, in either case, with respect to CIA, the Business or the Assets (or the transfer thereof), (ii) any liability for the payment of any amount of the type described in the immediately preceding clause as a result of CIA being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of CIA for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.
            "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.
            "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

            The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).
      ss.VIII.2     Interpretations.
            Unless the context otherwise requires,  the terms defined in Section
8.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 8.1, and those accounting terms used in this Agreement not defined in Section 8.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

            IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date set forth above.

                              MARKETING SERVICES GROUP, INC.


                              By:___________________________________
                                      Name:     Edward E. Mullen
                                      Title:    President



                              CAMBRIDGE INTELLIGENCE AGENCY, INC.


                              By:___________________________________
                                      Name:     J. Scott Hamilton
                                      Title:    President



                            THE BERKSHIRES CAPITAL INVESTORS LIMITED PARTNERSHIP


                              By:  The Berkshires Management Company LLC, its
                                      General Partner


                              By:___________________________________
                                      Name:     Matthew C. Harris
                                      Title:    Managing Director


                              --------------------------------------
                              J. Scott Hamilton

                                       -[PG NUMBER]-

                              --------------------------------------
                              Jean Cazes


                              --------------------------------------
                              Eyal Rimmon


                              --------------------------------------
                              Brian Shin


                              --------------------------------------
                              Peter Sealey


                              --------------------------------------
                              Komali Avadhani


                              --------------------------------------
                              Mathew R. Gray


                              --------------------------------------
                              Mohammed Abdul Jabbar


                              --------------------------------------
                              Matthew E. Nelson


                              --------------------------------------
                              Paul Teasdale


                              --------------------------------------
                              Sam Levine

                                SCHEDULE 1.2(d)

STOCKHOLDERS:

-------------------------------------------------------------------------------

                                                             CIA      MSGI
                                        CIA                  Common   Common
                               CIA      Shares to  PercentageStock    Stock
          Name                Common    be Sold      Share   Owned    Owned
                           Stock Owned   to MSGI             Post     Post
                                                             Closing  Closing
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

J. Scott Hamilton (1)            45,067     38,921   39.5%      6,146
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Eyal Rimmon (1)                  13,433     11,601   11.8%      1,832
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Brian Shin (2)                    1,330      1,149   1.2%         181
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Jean Cazes                       13,000     11,227   11.4%      1,773
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The Berkshires Capital
Investors Limited                41,084     35,481   36.0%      5,603
Partnership
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Peter Sealey (3)                    106         92   0.1%          14
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

TOTAL                           114,020     98,470   100%      15,550
-------------------------------------------------------------------------------

(1) Subject to annual vesting over 4 years commencing May 18, 1998, pursuant to a Stock Restriction Agreement dated May 18, 1998.
(2) Represents full vested shares; subject to a Stock Restriction Agreement dated May 18, 1998, as amended by a Mutual Release.
(3) Subject to a Restricted Stock Agreement dated August 26, 1999.

OPTIONHOLDERS:

-------------------------------------------------------------------------------

                                        Percentage Shares
                              Shares    Shares     Subject   Shares    Vesting
          Name              Subject to  Subject    to New    Subject   Start
                               CIA      to MSGI    CIA       to MSGI    Date
                             Options     Options    Options   Options
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Komali Avadhani                  10,640   49.8%      1,451             6/12/98
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Matt Gray                           998    4.7%       136              2/15/99
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Mohammed Abdul Jabbar               998    4.7%       136               5/1/99
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Matthew E. Nelson                 2,660   12.5%       363               6/1/99
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Paul Teasdale                       665    3.1%       91               7/19/99
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Sam Levine                        5,402   25.3%       737               7/1/99
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

TOTAL                            21,363    100%      2,913
-------------------------------------------------------------------------------

*Non-Accredited Investors